Exhibit 10.1

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

by and among

China Recycling Energy Corporation

Sifang Holdings Co., Ltd.

Shanghai TCH Energy Technology

and

Great Essential Investment, Ltd.

April 15, 2009

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

Exhibits		Page

Exhibit A	Form of Registration Rights Agreement

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of April 15, 2009 (the “Effective Date”), by and among China Recycling Energy Corporation, a Nevada corporation (the “Company”), Sifang Holdings Co., Ltd., a company organized under the Laws of the Cayman Islands (“Sifang”), Shanghai TCH Energy Technology Co., Ltd., a wholly-foreign-owned enterprise organized under the Laws of the People’s Republic of China (“TCH” and together with the Company and Sifang, the “Company Group”), and Great Essential Investment, Ltd., a company registered in the Virgin Islands (the “Investor”).  Each of the Company, Sifang, TCH and the Investor is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

The Company proposes to issue, and the Investor proposes to purchase 2,352,941 shares (the “Shares”) of common stock, US$0.001 par value, of the Company (the “Common Stock”).

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.           Definitions.  The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

“Arbitration Notice” has the meaning set forth in Section 9.5(b) hereof.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in New York, USA.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Common Stock” means the common stock of the Company, US $0.001 par value.

“Company” has the meaning set forth in the Preamble of this Agreement.

“Company Group” has the meaning set forth in the Preamble of this Agreement.

“Confidential Information” has the meaning set forth in Section 7.1 hereof.

“Contract” means, as to any Person, any provision of any security issued by such Person or any oral or written contract, agreement, undertaking, understanding, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, or license to which such Person is a party or by which such Person or any of its property is bound.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Disclosing Party” has the meaning set forth in Section 7.1(c) hereof.

“Dispute” has the meaning set forth in Section 9.5(a) hereof.

“Effective Date” has the meaning set forth in the Preamble of this Agreement.

“Environmental Laws” has the meaning set forth in Section 3.10 hereof.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Governmental Authority” means any nation or government or any federation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the U.S., Cayman Islands, PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Indemnifiable Loss” means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature.  Notwithstanding anything to the contrary provided in the preceding sentence, “Indemnifiable Loss” shall include, but shall not be limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person and (ii) any Taxes that may be payable by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.

“Indemnified Party” has the meaning set forth in Section 9.3(b) hereof.

“Indemnifying Party” has the meaning set forth in Section 9.3(b) hereof.

“Investor” has the meaning set forth in the Preamble of this Agreement.

“Intellectual Property” means all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, processes, compositions of matter, formulas, designs, inventions, proprietary rights, know-how and any other confidential or proprietary information owned or otherwise used by the Company Group.

“Knowledge” means, with respect to any Person, the actual knowledge of such Person and that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including but not limited to due inquiry of all officers, directors, employees, consultants and professional advisers (including attorneys, accountants and auditors) of the Person and of its Affiliates who could reasonably be expected to have knowledge of the matters in question.

“Law” or “Laws” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Material Adverse Effect” means with respect to any Person, any event, occurrence, fact, condition, change or development that (i) has or is reasonably like to have a material adverse effect on the operations, results of operations, financial condition, prospects, assets or liabilities of such Person, or (ii) materially impairs or is reasonably likely to materially impair the ability to perform the material obligations of such Person hereunder or under any Transaction Document or any Material Contract of such Person, as applicable.  In the case of any member of the Company Group, any Material Adverse Effect with respect to such member of the Company Group shall be deemed to constitute a Material Adverse Effect with respect to all of the members of the Company Group.

“Party” has the meaning set forth in the Preamble of this Agreement.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Purchase Price” has the meaning set forth in Section 2.1 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement entered into by the Company and the Investor on the date hereof, in the form attached hereto as Exhibit A.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.7(a) hereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Subsidiary” means, with respect to any specified Person, any other Person Controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital.

“Tax” means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Governmental Authority, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Liabilities incurred in connection with the determination, settlement or litigation of any Liabilities arising therefrom.

“Tax Return” means any tax return, declaration, report, estimate, claim for refund, claim for extension, information return, or statement relating to any Tax, including any schedule or attachment thereto.

“Transaction Documents” means this Agreement and the Registration Rights Agreement, and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S. GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis.

“US $” means United States dollars, the lawful currency of the United States.

2.           Purchase and Sale.

2.1           Sale and Issuance of the Shares.  Subject to the terms and conditions of this Agreement at the Closing (as defined below), the Company  will issue and sell to the Investor, and the Investor will subscribe for and purchase, the Shares, for an aggregate purchase price of US $2,000,000 (the “Share Purchase Price”).

2.2           Closing.  The consummation of the sale and issuance of Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable after all closing conditions specified in Section 5 hereof have been waived or satisfied in accordance thereto, or at such time and place as the Company and the Investor shall mutually agree upon, orally or in writing.  At the Closing, the Company shall deliver to the Investor a certificate or certificates representing the Shares (or through its transfer agent as applicable), and the Investor shall pay the Purchase Price at the Closing, by check or wire transfer to a bank account designated in writing by the Company prior to the Closing.

2.3           Use of Proceeds.  The proceeds from the Purchase Price shall be used by the Company for general corporate purposes and for its other working capital needs.

3.           Representations and Warranties of the Company Group.  Each member of the Company Group, jointly and severally, represents and warrants to the Investor that each of the statements contained in this Section 3 is true, complete and not misleading as of the date of this Agreement, and each of such statements shall be true, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing.

3.1           Organization, Good Standing and Qualification.  Each member of the Company Group is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.  Each member of the Company Group has all requisite legal and corporate power and authority to carry on its business as now conducted, and is duly qualified to transact business in each jurisdiction in which it conducts and proposes to conduct business.

3.2           Capitalization and Voting Rights.

(a)           As of the date of this Agreement, the authorized capital of the Company consists of 100,000,000 shares of Common Stock, of which (i) 36,425,094 shares of Common Stock are currently issued and outstanding, (ii) 3,000,000 shares of Common Stock are subject to options, and (iii) there are no other capital stock issued or authorized.

(b)           All share capital of each member of the Company Group has been duly and validly issued (or subscribed for), fully paid and non-assessable and are free of Liens and any restrictions on transfer (except for any restrictions on transfer under applicable securities Law or as expressly contemplated under the Transaction Documents) and have been issued in compliance with the requirements of all applicable securities Laws and regulations, including, to the extent applicable, the Securities Act.

(c)           No member of the Company Group has granted or agreed to grant any Person any registration rights (including piggyback registration rights) with respect to any of their securities, except to Carlyle Asia Growth Partners III, L.P. and its affiliates.

3.3           Authorization.  Each member of the Company Group has all requisite legal and corporate power, and has taken all corporate action on the part of such Person, its officers, directors and shareholders as may be necessary for the authorization, execution and delivery of this Agreement and each of the Transaction Documents to which it is a party and the performance of all obligations of such Person hereunder and thereunder.  The authorization, issuance of the Shares being sold hereunder, has been taken or will be taken prior to the Closing, and this Agreement, each of the Transaction Documents to which each member of the Company Group is a party, when executed and delivered by such Person, will constitute the valid and legally binding obligation of such Person, enforceable against such Person in accordance with their respective terms.

3.4           Valid Issuance of Shares.

(a)           The Shares that are being purchased by or issued to the Investors hereunder, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens and will be free of restrictions on transfer except as provided in this Agreement (except for any restrictions on transfer under applicable securities Laws).

(b)           Except as expressly contemplated by the Transaction Documents, the Shares are not subject to any preemptive rights, rights of first refusal or other similar rights.

3.5           Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company Group is required in connection with the valid execution, delivery and consummation of the transactions contemplated by this Agreement or the Transaction Documents or the offer, sale, issuance or reservation for issuance of the Shares.

3.6           Broker.  The Company does not have any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents and the Company has incurred no liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transactions Documents or the consummation of the transactions contemplated therein.

3.7           SEC Reports and OTC Requirements.

(a)           The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(b)           The Company has not, in the 12 months preceding the date hereof, received notice from the OTC on which the Common Stock has been traded to the effect that the Company is not in compliance with the OTC requirements.  The Company is, and upon consummation of the transactions contemplated hereby expects to be, in compliance with all of the OTC listing requirements.

3.8           Litigation.  There is no action, suit, investigation or other court, regulatory or other proceeding pending or to the Knowledge of the Company Group, currently threatened against any member of the Company Group or their respective assets, businesses or proposed business activities, nor is there any basis for any of the foregoing.  There is no judgment, decree or order of any court or Governmental Authority in effect and binding on any member of the Company Group or their respective assets or properties.  No Government Authority has at any time materially challenged or questioned in writing the legal right of any member of the Company Group to conduct its business as presently being conducted or proposed to be conducted.  No member of the Company Group has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

3.9           Compliance with Laws.

(a)           Each member of the Company Group is in compliance with all material Laws or regulations that are applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets or properties.

(b)           No event has occurred and no circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of such member to comply with, any material Law or regulation, or (ii) may give rise to any obligation on the part of a member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

(c)           No member of the Company Group has received any notice from any Governmental Authority regarding (i) any actual, alleged, possible or potential material violation of, or material failure to comply with, any material Law, or (ii) any actual, alleged, possible or potential material obligation on the part of such member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any material nature.

(d)           Neither any member of the Company Group nor any of its respective officers, directors or representatives has (i) made, directly or indirectly, any payment, loan or gift of any money, or anything of value to, or for the use of, any government official (including an official of a government-owned or controlled entity), any political party or official, or any candidate for political office, or any other person where it knew or had reason to know that such payment, loan or gift would be given directly or indirectly to any government official or political party or official candidate, and it has not taken any action or made any payment (including promises to take action or make payments) for the purpose of inducing any of the foregoing persons to do any act to make any decisions in his or its official capacity (including a decision to fail to perform his or its official function) or use his or its influence with a government or instrumentality in order to affect any act or decision of such government or instrumentality in order to assist any member of the Company Group or Investor or their respective Affiliates in obtaining or retaining any business or to obtain an unfair competitive advantage or which may cause any member of the Company Group or Investor or their respective Affiliates to be in violation of, the FCPA or similar laws and regulations, or (ii) established or maintained any fund or assets in which any member of the Company Group has proprietary rights that have not been recorded in its books and records of such member of the Company Group.

3.10           Environmental and Safety Laws.  Each member of the Company Group (a) is in compliance with any and all currently applicable foreign, federal, state, national, provincial, and local laws and regulations relating to the protection of the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (c) has not received actual notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (d) no member of the Company Group has Knowledge of any facts which would give rise to any claim, public or private, against it of violation of Environmental Laws arising out of the operations of the Company and its Subsidiaries; and (e) no member of the Company Group has stored any hazardous materials on real properties now or formerly owned, leased or operated by any of them, and has not disposed of any hazardous materials, in a manner contrary to any Environmental Laws.

3.11           Intellectual Property Rights.

(a)           The members of the Company Group own or otherwise has the sufficient right or license to use all Intellectual Property necessary for its business as currently conducted without any violation or infringement of the rights of others, free and clear of all Liens other than Permitted Liens.  There is no pending or, to the Knowledge of the Company Group, threatened, claim or litigation against any member of the Company Group, contesting the right to use its Intellectual Property, asserting the misuse thereof, or asserting the infringement or other violation of any Intellectual Property of any third party.  All material inventions and material know-how conceived by employees of the Company Group, including without limitation the Principal Shareholders, and related to the businesses of the Company Group are “works made for hire”, and all right, title, and interest therein, including any applications therefore, have been transferred and assigned to, and are currently owned by, the Company Group.

(b)           No proceedings or claims in which any member of the Company Group alleges that any person is infringing upon, or otherwise violating, any member of the Company Group’s Intellectual Property rights are pending, and none has been served, instituted or asserted by any member of the Company Group.

(c)           None of the Key Employees of any member of the Company Group is obligated under any Contract, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company Group or that would conflict with the business of the Company Group as presently conducted.  It will not be necessary to utilize in the course of the Company Group’s business operations any inventions of any of the respective employees of the Company Group made prior to their employment by the Company Group, except for inventions that have been validly and properly assigned or licensed to the Company Group as of the date hereof.

(d)           The members of the Company Group have each taken all security measures that in the judgment of the Company Group are commercially prudent in order to protect the secrecy, confidentiality and value of their respective Intellectual Property.

3.12           Certain Securities Law Representations.

(a)           Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, the offer, sale and issuance of the Shares as contemplated by the Transaction Documents, are exempt from the qualification, registration and prospectus delivery requirements of the Securities Act, the Trust Indenture Act of 1939, as amended and any applicable securities Laws.

(b)           None of the Company, its Subsidiaries, their respective Affiliates, or any Person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Shares in a manner or under circumstances that would require the registration of the Shares under the Securities Act.

(c)           None of the Company, its Subsidiaries, their respective Affiliates, or any Person acting on its or their behalf (other than the Investor, its Affiliates or persons acting on their behalf, as to whom the Company makes no representation) has engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Shares; and each of the Company, its Subsidiaries, their respective Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S.

(d)           None of the Company or its Subsidiaries has and no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares, or (c) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or its Subsidiaries.

4.           Representations, Warranties and Covenants of the Investor.  The Investor hereby represents, warrants and covenants to the Company Group, that:

4.1           Status.  The Investor is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation

4.2           Authorization.  The Investor has full power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party, and this Agreement and each of the Transaction Documents to which it is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against it in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable securities Laws.

4.3           Purchase for Own Account.  The Shares to be received by the Investor, if any, will be acquired for investment purposes for the Investor’s own account or the account of one or more of the Investor’s Affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor does not have any present intention of selling, granting any participation in, or otherwise distributing the same.

4.4           Disclosure of Information.  The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  The Investor and its advisors have been afforded the opportunity to ask questions of and receive answers from representatives of the Company regarding the terms and conditions of the offering of the Shares and relating to the business, finances and operations of the members of the Company Group.  Notwithstanding the foregoing, each Party acknowledges and agrees that the foregoing shall not in any way limit, reduce or affect the representations and warranties provided by Company Group in this Agreement or the right of the Investor to rely thereon.

4.5           Investment Experience.  The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.  If other than an individual, the Investor also represents it has not been organized for the purpose of acquiring the Shares.

4.6           Regulation S.

(a)           The Investor is not a “U.S. Person” (as defined in Rule 902 of Regulation S under the Securities Act) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Shares in any country or jurisdiction where action for that purpose is required.  The Investor is not acquiring the Shares for the account or benefit of any U.S. persons except in accordance with exemption from registration requirements of the Securities Act or in a transaction not subject thereto.

(b)           The Investor (i) agrees that it will not offer, sell or otherwise transfer any of the Shares nor, unless in compliance with the Securities Act, engage in hedging transactions involving such Shares on or prior to the date which is one year after the later of the date of the commencement of the offering and the date of original issuance and such later date, if any, as may be required by applicable law, except (A) to the Company, (B) pursuant to a registration statement that has been declared effective under the Securities Act, (C) for so long as any Shares is eligible for resale pursuant to Rule 144A under the Securities Act, to a person it reasonably believes is a “qualified institutional buyer” as defined in Rule 144A that purchases for its own account or for the account of another qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) pursuant to offers and sales to Persons who are not “U.S. Persons” (within the meaning of Regulation S) that occur outside the United States within the meaning of Regulation S, or (E) pursuant to any other available exemption from the registration requirements of the Securities Act, and (ii) agrees that it will give to each Person to whom Shares are transferred a notice substantially to the effect of this paragraph.

(c)           No form of “directed selling efforts” (as defined in Rule 902 of Regulation S under the Securities Act), general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Investor or any of its representatives in connection with the offer and sale of any of the Shares.

4.7           Lock Up Agreement.  The Investor covenants and agrees that, for a period beginning at Closing and ending on the date that is one year after Closing, the Investor will not, without the prior written consent of the Company (which consent may be withheld in the Company’s sole discretion) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or request or file (or participate in the filing of) a registration statement with the SEC in respect of the Shares, (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the rules and regulations of the SEC with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above.

4.8           Restricted Securities.  The Investor understands that the Shares are characterized as “restricted securities” under U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  The Investor understands that the Shares have not been qualified or registered under the Laws of any other jurisdiction and therefore may be viewed as restricted securities under any or all of such other applicable securities Laws.

4.9           Legends.  The Investor understands that the certificates evidencing the Shares issued pursuant to this Agreement may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE (A) ABSENCE OF (1) A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR (II) AN OPINION OF COUNSEL TO THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (B) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144 OF THE SECURITIES ACT.  THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

5.           Conditions of the Investor’s Obligations at the Closing.  The obligations of the Investor to consummate the Closing under Section 2.1 of this Agreement, unless otherwise waived in writing by the Investor, are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1           Representations and Warranties.  Each of the representations and warranties of the Company Group contained in Section 3 shall be true, complete and not misleading when made, and shall be true, complete and not misleading in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except in either case for those representations and warranties (a) that already contain any materiality qualification, which representations and warranties, to the extent already so qualified, shall instead be true, complete and not misleading in all respects as so qualified as of such respective dates and (b) that address matters only as of a particular date, which representations will have been true, complete and not misleading in all material respects (subject to clause (a) of this Section 5.1) as of such particular date.

5.2           No Material Adverse Effect.  Since the date of this Agreement there shall not have been or occurred any Material Adverse Effect in respect of any member of the Company Group.

5.3           Performance.  The Company Group shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by such Parties, on or before the Closing.

5.4           Authorizations.  The Company Group shall have obtained all authorizations, approvals, waivers, permits or filings of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and each of the other Transaction Documents, including without limitation any filings, authorizations, approvals, waivers or permits that are required in connection with the lawful issuance of the Shares pursuant to this Agreement and all such filings, authorizations, approvals, waivers and permits shall be effective as of the Closing.

5.5           No Restraints.  No court of competent jurisdiction or other Governmental Authority shall have issued any judgment to, and no Person shall have instituted any action seeking to, enjoin, restrain or otherwise prohibit the consummation of the Transactions.

5.6           Proceedings and Documents.  All corporate and other proceedings in connection with the transactions to be contemplated at the Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of the Company and the other members of the Company Group, as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance satisfactory to the Investor, and the Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.

5.7           Transaction Documents.  The parties shall have executed and delivered the Transaction Documents.

5.8           Closing Certificates.  The chief executive officer or president of each member of the Company Group shall have executed and delivered to the Investor at the Closing a certificate dated as of the Closing stating that the conditions specified in this Section 5 have been fulfilled or satisfied (including, for the avoidance of doubt, a “bringdown” as of the Closing to the effect of Sections 5.1(a) and(b)), and (ii) attaching thereto (a) the Charter Documents of such member of the Company Group as then in effect, and (b) copies of all resolutions approved by the shareholders and boards of directors of such member of the Company Group related to the transactions contemplated hereby (as applicable).

6.           Conditions of the Company’s Obligations at the Closing.  The obligations of the Company to consummate the Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, is subject to the conditions that (i) the representations and warranties of the Investor contained in Section 4 shall be true, complete and not misleading in all material respects when made, and shall be true, complete and not misleading in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing and (ii) the Investor shall have paid the Purchase Price as contemplated in Section 2.2 hereof.  For the avoidance doubt, the obligation of the Company to consummate the transactions under the Closing shall not be relieved or modified by any waiver by the Investor of the applicable closing conditions set forth in Section 5.

7.           Confidentiality.

7.1           Confidentiality.

(a)           Disclosure.  The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties in connection with the transactions, including any information relating to the business, markets, financial data of such Party or its Affiliates (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(b)           Permitted Disclosures.  Notwithstanding the foregoing, the Company and the Investor may disclose (a) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective employees, bankers, lenders, accountants, legal counsels, business partners or representatives or advisors who need to know such information, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 7.1, (b) such Confidential Information as is required to be disclosed pursuant to routine examination requests from Governmental Authorities with authority to regulate such Party’s operations, in each case as such Party deems appropriate in its sole discretion, and the Confidential Information to any Person to which disclosure is approved in writing by the other Parties hereto.  Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.1(c) below.

(c)           Legally Compelled Disclosure; SEC Disclosure.  Except as set forth in Section 7.1(b) above, in the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable tax, securities, or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement, such party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure.  At the request of any other Parties, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy.  In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.  Notwithstanding the foregoing, the Parties agree and acknowledge that certain public disclosure or filings may be required by applicable securities Law with respect to the transactions contemplated by the Transaction Documents, and the Parties agree to consult with one another and agree upon the form and substance of such announcement or filing prior to making such announcement or filing.  No later than the later of (i) the day following the Closing and (ii) the Business Day following the clearance for the announcement of the Closing in the United States, the Company shall file a Form 8-K announcing the Closing of the transactions contemplated hereby and the material terms thereof, which must be reviewed and consented to by the Investor prior to the filing.

(d)           Other Exceptions.  Notwithstanding any other provision of this Section 7.1, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted party learns from a third party which the receiving party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

8.           Termination.

8.1           Termination by Investor.  The Investor may terminate this Agreement at any time prior to any Closing by written notice to the Company if any of the following has occurred:

(a)           any Material Adverse Effect has occurred;

(b)           if any court of competent jurisdiction or other Governmental Authority shall issue any judgment or take such other action enjoining, restraining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

(c)           the failure of any member of the Company Group to satisfy the conditions contained in Sections 5 hereof (including, for the avoidance of doubt, the breach, inaccuracy or incompleteness of any representation or warranty such that the condition contained in Section 5.1 would not be satisfied) on or prior to, April 14, 2009;

(d)           any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States, the European Union, the Peoples’ Republic of China or Hong Kong (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States, the European Union, the Peoples’ Republic of China or Hong Kong could be reasonably expected to make it, in the Investor’s sole judgment, impracticable or inadvisable to proceed with the consummation of the transactions on the terms and in the manner contemplated in this Agreement;

(e)           suspension of trading in the Common Stock by the OTC Bulletin Board;

(f)           the enactment, publication, decree or other promulgation after the date hereof of any applicable Law that could be reasonably expected to have a Material Adverse Effect; or

(g)           the declaration of a banking moratorium by any federal or New York state Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that could reasonably be expected to have a material adverse effect on the financial markets in the United States, European Union, the Peoples’ Republic of China, Hong Kong or elsewhere.

8.2           Termination by the Company.  The Company may terminate this Agreement at any time prior to any Closing by written notice to the Investor based upon the Investor’s intentional breach of its representations, warranties, covenants and obligations under this Agreement.

8.3           Effect of Termination.  In the event that this Agreement is terminated pursuant to this Section 8, and if:

(a)           the termination occurs before the Closing, then this Agreement shall immediately terminate, become void and have no effect, without any liability or obligation on the part of any party to this Agreement;

Notwithstanding anything to the contrary in the foregoing, if this Agreement is terminated pursuant to Section 8.1 or 8.2 as a result of a material or intentional breach of any representation, warranty or covenant contained in this Agreement, nothing herein shall affect the non-breaching party’s right to damages and any other costs, expenses and losses on account of such other party’s breach, and any other remedies available in equity or at law.  Notwithstanding anything to the contrary in this Agreement, the provisions of Section 7.1 (Confidentiality), this Section 8.3 and Section 9 (Miscellaneous) shall survive any termination of this Agreement.

9.           Miscellaneous.

9.1           Survival.  The representations and warranties set forth under Section 3 and any covenants and agreements of the Company Group contained in or made pursuant to this Agreement shall survive the Closing; provided, that notwithstanding any provision herein to the contrary, any claim for indemnity made pursuant to this Agreement by Investor shall be made within one year of the Closing.

9.2           Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions.  This Agreement, and the rights and obligations hereunder, shall not be assigned without the mutual written consent of the Parties hereto, provided that the Investor may assign its rights and obligations to an Affiliate of the Investor without consent of the other Parties under this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.3           Indemnity.

(a)           Each of the members of the Company Group hereby agrees to jointly and severally indemnify and hold harmless the Investor, and the Investor’s employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by the Investor, or the Investor’s employees, Affiliates, agents and assigns, directly or indirectly, as a result of, or based upon or arising from any (i) inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by the members of the Company in or pursuant to this Agreement or any of the other Transaction Documents and (ii) compliance with SAFE by the Company or any of its shareholders.

(b)           Any Party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party required to provide indemnity hereunder (the “Indemnifying Party”).

(c)           If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 9.3.  If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

(d)           This Section 9.3 shall not be deemed to preclude or otherwise limit in any exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

9.4           Governing Law.  This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflicts of law thereunder.

9.5           Dispute Resolution.

(a)           Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute.  Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.

(b)           If the Dispute is not resolved within sixty (60) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

(c)           The arbitration shall be conducted in Hong Kong and in accordance with the Rules of the International Chamber of Commerce by one (1) arbitrator selected in accordance with such Rules.

(d)           The arbitration proceedings shall be conducted in English.

(e)           Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f)           The arbitrator shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of New York and shall not apply any other substantive law.

(g)           Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)           During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)           The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

9.6           Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address as shown below (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 9.6):

If to the Company, to:

Room 909, Tower B
Chang’an Metropolis Center
No. 88 Nanguanzheng Street
Xi’ an 710068, China
Attention:  Mr. Guohua Ku
Tel: +86 (29) 8765-1096
Fax: +86 (29) 8765-1099

If to the Investor, to:

Great Essential Investment, Ltd
Akara Building, 24 De Castro Street
Wickhams Cay 1
Road Town Tortola
British Virgin Islands
Attention: Mr. Jinghe Dong
Tel:  86-29-8187-8609
Fax: 86-29-8187-8609

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two (2) days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

9.7           Fees and Expenses.  Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and expenses in addition to any other relief to which such party may be entitled.

9.8           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.9           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each of the Parties hereto.

9.10           No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

9.11           Rights Cumulative.  Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

9.12           No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

9.13           Headings and Subtitles; Interpretation.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by “, but not limited to,”; (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and (viii) all references to dollars or to “US$” are to currency of the United States of America (and shall be deemed to include reference to the equivalent amount in other currencies).

9.14           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

9.15           Entire Agreement.  This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and no Party shall be liable or bound to any other Party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.  For the avoidance of doubt, this Agreement shall be deemed to terminate and supersede the provisions of any term sheet, letter of intent, memorandum of understanding, confidentiality and nondisclosure agreement, or other agreement executed between Investor and the Company prior to the date of this Agreement, none of which agreements shall continue.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY GROUP:	CHINA RECYCLING ENERGY CORPORATION

	By:	/s/ Guohua Ku
Name: Guohua Ku
Title: Chief Executive Officer

SIFANG HOLDINGS CO., LTD.

	By:	/s/ Guohua Ku
Name: Guohua Ku
Title: Chief Executive Officer

SHANGHAI TCH ENERGY TECHNOLOGY CO., LTD.

	By:	/s/ Xiaoshan He
Name: Xiaoshan He
Title: Director

Signature page continued on next page

INVESTOR:	For and on behalf of

GREAT ESSENTIAL INVESTMENT, LTD.

	By:	/s/ Jinghe Dong
Name: Jinghe Dong
Title: Executive Director